                                                                    EXHIBIT 23.1

                         CONSENT OF PANNELL KERR FORSTER


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of JAKKS Pacific, Inc. of our report dated January 23, 1997, except for note 15, for which the date is February 6, 1997, on our audits of the consolidated financial statements of JAKKS Pacific, Inc. as of December 31, 1996 and 1995, and for the year and nine months then ended.

     We also hereby consent to the reference to our firm as "Experts" in the Registration Statement.



                                        /s/ PANNELL KERR FORSTER
                                        PANNELL KERR FORSTER
                                        Certified Public Accountants
                                        A Professional Corporation


Los Angeles, California
March 26, 1998